UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 27, 2011

GBS ENTERPRISES INCORPORATED
 (Exact Name of Registrant as Specified in its Charter)
Nevada	000-53223	27-3755055
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

585 Molly Lane
Woodstock, GA 30189
 (Address of Principal Executive Offices)
 (Zip Code)

(404) 474-7256
 (Registrant's Telephone Number, including area code)

N/A
 (Former name or former address, if changed since last report)

Copies to:
 Philip Magri, Esq.
The Sourlis Law Firm
130 Maple Avenue, Suite 9B2
 Red Bank, New Jersey 07701
 Direct Dial: (646) 373-7430
T: (732) 530-9007
 F: (732) 530-9008
philmagri@sourlislaw.com
 www.SourlisLaw.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions
☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 27, 2011, GBS Enterprises Incorporated, a Nevada corporation (the “Company”), entered into that certain Acquisition Agreement (the “Acquisition Agreement”) with SD Holdings Ltd., a Mauritius corporation having an office at 608 St. James Court, St. Denis Street, Port Louis, Mauritius (“SYN”), and the shareholders of SYN (the “Selling Shareholders”) owning 100% of issued and outstanding shares of SYN (combined as the “Seller” and represented by Madan S. Kumar, the Seller’s representative).

Pursuant to the Acquisition Agreement, the Company has agreed to purchase from the Selling Stockholders and the Selling Shareholders have agreed to sell to the Company one hundred percent (100%) of the issued and outstanding shares of SYN (“SYN Shares”) on the Closing Date (defined in the Acquisition Agreement as November 1, 2011) in consideration for (i) 700,000 shares of common stock of GBS and (ii) $525,529 (Five Hundred Twenty Five Thousand, Five Hundred Twenty Nine United States Dollars).

A copy of the Agreement is filed as Exhibit 10.1 to this Form 8-K and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) The following exhibits are included with this report:

Exhibit No.	Exhibit Description

10.1	Acquisition Agreement, dated September 27, 2011, by and between GBS Enterprises Incorporated, SD Holdings, Ltd. and the Shareholders of SD Holdings Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GBS ENTERPRISES INCORPORATED

By:	/s/ Joerg Ott
Joerg Ott
Chief Executive Officer
(Principal Executive Officer)
Dated: October 4, 2011